Exhibit 10.1

COMMON STOCK AND CONVERTIBLE DEBENTURE

PURCHASE AGREEMENT

This Common Stock and Convertible Debenture Purchase Agreement (this “Agreement”) is dated as of October 29, 2014, between Manitex International, Inc., a Michigan corporation (the “Company”), and Terex Corporation, a Delaware corporation (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE 1.

DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such specified Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable law to be closed in New York City.

“Closing” means the closing of the purchase and sale of the Common Shares and Convertible Debenture pursuant to Article II.

“Closing Date” means December 19, 2014, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Common Stock” means the common stock of the Company, no par value per share.

“Common Stock Investment Amount” means $12,500,000.

“Common Stock Per Share Purchase Price” equals the average of the daily volume weighted average price per share of Common Stock on the NASDAQ Capital Market for the period of thirty consecutive Trading Days ending on the second full Trading Day prior to the date of this Agreement; provided, however, the parties agree to recalculate the Common Stock Per Share Purchase Price as of the second full Trading Day prior to Closing and such recalculated Common Stock Per Share Purchase Price shall be used for purposes of the calculation in Section 2.2(a); provided, further, however, in no event shall such recalculated Common Stock Per Share Purchase Price be less than 90% or more than 110% of the original Common Stock Per Share Purchase Price.

“Company SEC Reports” shall have the meaning set forth in Paragraph 3.1(g).

“Convertible Debenture” means the Subordinated Convertible Debenture in aggregate principal amount of $7,500,000 bearing the terms set forth in the term sheet attached hereto as Exhibit A.

“Convertible Debenture Investment Amount” means $7,500,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Amount” means the sum of the Common Stock Investment Amount and the Convertible Debenture Investment Amount.

“Lien” means any lien, charge, encumbrance, security interest, pledge, mortgage, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, or (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means a day on which the Common Stock is traded on The NASDAQ Capital Market, provided, that in the event that the Common Stock is not listed for trading on the NASDAQ Capital Market after the date hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Shares are listed or quoted for trading on the date in question.

ARTICLE 2.

PURCHASE AND SALE

2.1. Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Common Shares and the Convertible Debenture. The Closing shall take place on the Closing Date at such location as the parties may agree.

2.2. Closing Deliveries.

(i) (a) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser (i) a certificate evidencing a number of Common Shares equal to the Purchaser’s Common Stock Investment Amount divided by the Common Stock Per Share Purchase Price, registered in the name of the Purchaser, and (ii) the executed Convertible Debenture registered in the name of the Purchaser.

(b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

2.3. Closing Conditions.

(a) The obligation hereunder of the Company to issue and sell the Common Shares and the Convertible Debenture to the Purchaser at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the following conditions:

(i) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date;

(ii) The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date;

(iii) On the Closing Date, the Purchaser shall have delivered to the Company a certificate signed by an executive officer on behalf of the Purchaser, dated as of the Closing Date, confirming on behalf of the Purchaser the conditions precedent set forth in paragraphs (i) and (ii) of this Section 2.3(a) as of the Closing Date; and

(iv) The Investment Amount shall have been delivered to the Company on the Closing Date.

(b) The obligation hereunder of the Purchaser to purchase the Common Shares and the Convertible Debenture from the Company at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the following conditions:

(i) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date;

(ii) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date;

(iii) On the Closing Date, the Company shall have delivered to the Purchaser a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming on behalf of the Company the conditions precedent set forth in paragraphs (i) and (ii) of this Section 2.3(b) as of the Closing Date;

(iv) No judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction shall be in effect that prohibits, makes illegal or enjoins the consummation of the transactions contemplated hereby; and

(v) The Common Stock and Common Shares into which the Convertible Debenture is convertible shall be approved for listing by the NASDAQ Capital Market.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization and Qualification. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity (as applicable) in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) Non-Contravention; Consents.

(i) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not (A) violate any provision of the certificate or articles of incorporation, bylaws or comparable organizational documents of the Company thereof; (B) conflict with, result in a breach of, constitute a default under, result in the termination, cancellation or acceleration with respect to, any term or provision of any contract, commitment, right or other obligation to which the Company or any of its Affiliates is a party or is subject; or (C) violate or result in a breach of or constitute a default under any law or other restriction of any governmental authority to which the Company is subject, except with respect to clauses (B) and (C), for violations, breaches, conflicts, defaults, terminations, cancellations or accelerations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not require any consent, authorization or approval from any third party or any governmental authority on the part of the Company or its Affiliates.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court, regulatory body, administrative agency, governmental authority or other authority to which the Company is subject (including federal and state securities laws and regulations).

(e) Capitalization.

(i) As of the date of this Agreement, the authorized capital stock of the Company consisted of 20,000,000 shares of the Common Stock, of which there were 13,822,918 shares issued and outstanding as of September 30, 3014, and 150,000 Preferred Shares, par value $0.01 per share, of which there are zero shares issued or outstanding. All outstanding shares of the Common Stock and Preferred Shares issued and outstanding as of the date of this Agreement are duly authorized and validly issued and are fully paid and non-assessable.

(ii) The aggregate number of shares of the Common Stock reserved for issuance under the Company’s stock option and equity incentive plans, is as specified in the Company SEC Reports as of the respective dates specified therein. No holders of securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. The issue and sale of the Common Shares will not obligate the Company to issue shares of the Company Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of the Company securities to adjust the exercise, conversion, exchange or reset price under any option, right or warrant to acquire (or any similar instrument), or any securities convertible into or exchangeable for, the Company Stock.

(f) Issuance of the Common Shares and Convertible Debenture. The Common Shares and Convertible Debenture have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Common Shares and the Convertible Debenture.

(g) Company SEC Reports; Financial Statements.

(i) The Company has filed or furnished all forms, reports and documents required to be filed or furnished by the Company with the Company on a timely basis or has timely filed a valid extension of such time of filing and has filed any such the Company SEC Reports prior to the expiration of any such extension. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the “Company SEC Reports”. As of the time of their respective filing or furnishing (or if amended or superseded by a later filing prior to the date hereof, then on the date of later such filing), the Company SEC Reports (i) were or will be prepared in accordance with and complied or will comply with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Company thereunder applicable to such the Company SEC Reports, and (ii) did not or will not (or if amended or superseded by a later filing prior to the date hereof, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.

(ii) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in any of the Company SEC Reports (the “Company Financials”), (a) complied or will comply in all material respects with the published rules and regulations of the Company with respect thereto, (b) was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the Company on Forms 10-Q, 8-K or any successor form under the Exchange Act) and conform with applicable requirements of Regulation S-X in all material respects and (c) fairly presents or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated, except that the unaudited interim financial statements may contain condensed footnotes in accordance with Article 10 of Regulation S-X and were or are subject to recurring year-end adjustments.

(iii) Since June 30, 2014, there has not been a Material Adverse Effect.

(iv) The Company maintains a system of internal accounting and financial controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP in all material respects.

(h) Certain Registration Matters. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Common Shares and the Convertible Debenture by the Company to the Purchaser under this Agreement. The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any of its securities registered with the Company or any other governmental authority that have not been satisfied.

(i) Listing Compliance. The Company is in compliance in all respects with the requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed. The issuance and sale of the Common Stock to the Purchaser under this Agreement (including any Common Shares into which the Convertible Debenture is convertible) does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchaser the Common Stock or the Convertible Debenture contemplated by this Agreement.

3.2. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Authority. The Purchaser has the requisite legal capacity to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. This Agreement has been (or upon delivery will have been) duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Non-Contravention; Consents. (i) The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not (A) violate any provision of the certificate or articles of incorporation, bylaws or comparable organizational documents of the Purchaser thereof; (B) conflict with, result in a breach of, constitute a default under, result in the termination, cancellation or acceleration with respect to, any term or provision of any contract, commitment, right or other obligation to which the Company or any of its Affiliates is a party or is subject; or (C) violate or result in a breach of or constitute a default under any law or other restriction of any governmental authority to which the Purchaser is subject, except with respect to clauses (B) and (C), for violations, breaches, conflicts, defaults, terminations, cancellations or accelerations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not require any consent, authorization or approval from any third party or any governmental authority on the part of the Purchaser or its Affiliates.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby do not and will not result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court, regulatory body, administrative agency, governmental authority or other authority to which the Purchaser is subject (including federal and state securities laws and regulations).

(d) Investment Intent. The Purchaser is acquiring the Common Shares and Convertible Debenture as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Common Shares and Convertible Debenture.

(e) Purchaser Status. At the time the Purchaser was offered the Common Shares and Convertible Debenture, it was, and at the date hereof it is, an “accredited Purchaser” as defined in Rule 501(a) under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(f) General Solicitation. The Purchaser is not purchasing the Common Shares and Convertible Debenture as a result of any advertisement, article, notice or other communication regarding the Common Shares and Convertible Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement, and the Purchaser confirms that it has not relied on the advice of the Company’s business advisors and/or legal counsel in making such decision.

(h) Investment Amount. The Investment Amount shall be delivered to the Company, free and clear of all Liens.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1. (a) Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Common Shares and Convertible Debenture other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Certificates evidencing the Common Shares and Convertible Debenture will bear the following legend, until such time as they are not required under Section 4.1(c):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE “RESTRICTED SECURITIES” AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

(c) Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale, transfer or other disposition of such Shares pursuant to an effective registration statement (including a Registration Statement), or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), (iii) while such Shares are eligible for sale or transfer under Rule 144(k), or (iv) if the transferor provides to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that no legend is required for purposes of the Securities Act.

(d) Furnishing of Information. As long as the Purchaser owns the Common Shares and Convertible Debenture, the Company covenants to use all commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(e) Material Non-Public Information. The Purchaser hereby acknowledges that it is aware that the United States securities laws prohibit any person who has material non-public information with respect to a public company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(f) Listing of the Common Stock. The Company agrees (i) it will take all action necessary to list the Common Stock and the Common Shares into which the Convertible Debenture is convertible on the applicable Trading Market and to continue the listing and trading of its Company Shares (and the Common Stock) on a Trading Market and (ii) if required, prior to Closing the Company will submit an Additional Listing Application with the NASDAQ Capital Market with respect to the issuance of the Common Shares. If the Company applies to have its Common Shares traded on any other Trading Market, it will include in such application the Common Stock issued to the Purchaser and the Common Shares into which the Convertible Debenture is convertible, and will use commercially reasonable efforts to cause the Common Stock issued to the Purchaser and the Common Shares into which the Convertible Debenture is convertible to be listed on such other Trading Market contemporaneously with the listing of the Common Shares, or as promptly thereafter as practicable.

(g) Conduct of Business Prior to the Closing.

(i) During the period from and after the date of this Agreement and until the earlier of (x) the termination of this Agreement or (y) the close of business local time on the Closing Date, the Company agrees that it shall not (A) adjust, split, combine, subdivide, or reclassify the Common Shares or take any other action that could have a similar effect on the Common Shares, (B) pay any stock dividend in respect of any shares of its capital stock, (C) materially modify or amend the Company’s certificate of incorporation or by-laws, except as required by Law or required to effectuate the transactions contemplated by this Agreement, or (D) authorize any of, or commit to do or enter into any, binding contract, agreement or arrangement with respect to any of the foregoing actions in clauses (A) through (C) of this Paragraph.

(ii) In the event of a merger or consolidation of the Company into another company prior to the Closing as a result of which the outstanding the Company Shares is converted into or exchanged for securities and/or other property or assets of the surviving corporation the Purchaser, rather than being entitled to the Common Shares and the Convertible Debenture, will be entitled to receive at the Closing the kind and amount of securities and/or other property or assets of the surviving corporation that the Purchaser would have received in respect of the Common Stock and the Convertible Debenture had it acquired the Common Stock and the Convertible Debenture immediately prior to the record date for determining the holders of the Company Shares and Convertible Debenture entitled to receive such securities and/or other property or assets in respect of such merger or consolidation.

(h) Expenses. Whether or not the Closing takes place, and except as otherwise specified in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. The Company shall pay any filing fees or similar charges with respect to any governmental approval.

(i) Further Assurances. Each party shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and delivery such documents and other papers, as reasonably requested by the other party and necessary to consummate the transactions contemplated by this Agreement, including, but not limited to, satisfying the agreements and conditions set forth under this Agreement.

ARTICLE 5.

MISCELLANEOUS

5.1. Fees and Expenses. The Company shall pay all costs and expenses incurred by it or on its behalf, and the Purchaser shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement, including without limitation the fees and expenses of its financial consultants, accountants and counsel.

5.2. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3. Notices. Any notice required or permitted to be given under this Agreement by any party shall be in writing and shall be sufficiently given if delivered personally, by prepaid overnight courier or by telefacsimile tested prior to transmission:

in the case of a notice to Seller, at:

Terex Corporation

200 Nyala Farm Road

Westport, CT 06880

Attention: Eric I Cohen, Esq.

Telephone: (203) 222-5950

Fax: (203) 722-7766

in the case of a notice to Buyer:

Manitex International, Inc.

9725 Industrial Drive

Bridgeview, Illinois 60455

Facsimile: (708) 430-1335

Attention: Andrew Rooke

Telephone: (708) 237-2056

Fax: (708) 430-1335

with a copy to:

Bryan Cave LLP

161 N. Clark Street

Suite 4300

Chicago, Illinois 60601

Attention: John P. Goebel, Esq.

Telephone: (312) 602-5155

Fax: (312) 698-7555

or at such other address for a party as shall be specified by like notice.

All such notices and other communications shall, when mailed by return receipt requested or certified mail, or by means of any nationally recognized overnight express company, or telecopied, be effective when delivered to the notice address (as evidenced by any signature for delivery at the notice address) or upon receipt of confirmation of delivery thereof by telecopier, respectively and such notices or communications shall be effective when delivered at the address in the case of hand delivery. Either party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 5.3.

5.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

5.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party to this Agreement may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

5.7. No Third-party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles. The Parties hereto hereby agree to be subject to the exclusive personal jurisdiction in the federal and state courts of the State of New York located in New York City, New York and any award which may be enforced in regard to this Agreement may be enforced in such federal and state courts of the State of New York. Each of the Parties hereto hereby agrees to irrevocably and unconditionally waive trial by jury in any judicial proceeding between or among the Parties arising out of or related to the Transactions.

5.9. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Common Shares and Convertible Debenture.

5.10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12. Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock and Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
Name: David J. Langevin
Title: Chairman & CEO

TEREX CORPORATION

By:	/s/ Eric I. Cohen
Name: Eric I. Cohen
Title: Senior Vice President

EXHIBIT A

CONVERTIBLE DEBENTURE TERM SHEET

See attached.

Preliminary Convertible Debt Term Sheet

Term	Description

Issuer:	Manitex International, Inc. (the “Company”)

Offering Size:	$7,500,000

Ranking:	Subordinated

Maturity:	6 Years

Optional Redemption:

Non-callable for 3 years; thereafter, Issuer may redeem all, but not less than all, of the Notes if the last reported sale price of Issuer’s common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date Issuer delivers notice of the redemption

Coupon:	5.00% per annum, payable semi-annually

Conversion Price:

Initial Conversion Price will be set to the greater of:

(i) 25% above the average closing price for the 30 trading days ending on the Announcement Date

(ii) 10% above the average closing price for the 30 trading days ending on the Closing Date, subject to a maximum conversion price of $16.75

Conversion Rights:

Convertible only if one of the following conditions is satisfied:

(i) Stock trading at 110% of conversion price; or

(ii) Upon occurrence of specific corporate transactions; or

(iii) Last 6 months prior to maturity; or

(iv) Upon receipt of a redemption notice from Issuer

Conversion Settlement:	Optional Net Share Settlement; settlement in cash, shares of common stock or a combination of cash and shares at the Issuer’s option

Conversion Rate Adjustments:	Standard anti-dilution adjustments for dividends, stock splits, below market rights / warrants, asset distributions and tender or exchange offers

Repurchase at Option of Holders upon a Fundamental Change:

Upon a fundamental change, holders may put the notes to the issuer for par plus accrued interest

A “fundamental change” is a change of control or a termination of trading

A “change of control” occurs upon:

i.       50% vote change; or

ii.      Merger (excluding merger solely to re-domicile issuer or where consideration is 100% common stock); or

iii.    Liquidation or dissolution

iv.     If continuing directors cease to be a majority of the Board

A “termination of trading” occurs upon a delisting from U.S. exchange or U.S. OTC